                                                                     EXHIBIT 4.1

                                  NOVELL, INC.

                              STOCK OPTION PLAN FOR
                             NON-EMPLOYEE DIRECTORS

                          (AS AMENDED JANUARY 12, 1996)



         1. Purpose of the Plan. The purpose of the Plan is to promote the interests of the Company and its shareholders by attracting and retaining highly-qualified Outside Directors (as defined herein) with an investment interest in the future success of the Company.

                  All options granted hereunder shall be nonstatutory stock options.

         2. Definitions. As used herein, the following definitions shall apply:

                  (a)      "Board" means the Board of Directors of the Company.

                  (b) "Code" means the Internal Revenue Code of 1986, as amended.

                  (c)      "Common Stock" means the Common Stock of the Company.

                  (d)      "Company" means Novell, Inc., a Delaware corporation.

                  (e)      "Director" means a member of the Board.

                  (f) "Employee" means any person, including officers and Directors, employed by the Company or any Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

                  (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (h) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                           (i)      If the Common Stock is listed on any
established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                           (ii)     If the Common Stock is regularly quoted by a
recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date immediately preceding the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

                           (iii)    In the absence of an established market for
the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

                  (i) "Inside Director" means a Director who is an Employee.

                  (j) "Option" means a stock option granted pursuant to the Plan.

                  (k) "Optioned Stock" means the Common Stock subject to an Option.

                  (l)      "Optionee" means a Director who holds an Option.

                  (m) "Outside Director" means a Director who is not an Employee.

                  (n) "Plan" means this Stock Option Plan for Non-Employee Directors, as amended January 12, 1996.

                  (o) "Prior Option" means an Option that is outstanding on April 10, 1996, but excluding Option grants that are effective as of that date.

                  (p) "Retirement" means termination of an Optionee's status as a Director at or after age seventy (70) other than upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code).

                  (q) "Share" means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

                  (r) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

         3.       Stock Subject to the Plan. Subject to the provisions of
Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 1,500,000 Shares of Common Stock (the "Pool"). The Shares may be authorized, but unissued, or reacquired Common Stock.

                  If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

         4.       Administration and Grants of Options under the Plan.

                  (a) Procedure for Grants. The provisions set forth in this Section 4(a) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

                           (i)      No person shall have any discretion to
select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

                           (ii)     Each person who first becomes an Outside
Director on or after April 10, 1996 shall be automatically granted an option to purchase 30,000 Shares, as adjusted in accordance with Section 10 (the "Initial Option"), on the date such person first becomes an Outside Director, whether through election by the shareholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive an Initial Option.

                           (iii)    Effective with the annual meeting of the
Company's shareholders on April 10, 1996 and on the date of each subsequent annual meeting of the Company's shareholders during the term of this Plan, each Outside Director shall be automatically granted an Option to purchase 15,000 Shares (an "Annual Option") provided he or she is then an Outside Director; provided, however, that (A) no Annual Option shall be granted to an Outside Director who received an Initial Option in the preceding nine months; and (B) an Outside Director with a Prior Option to purchase 72,000 Shares shall be ineligible to receive an Annual Option pursuant to this subsection (iii) unless such Prior Option was granted at least two years prior to the applicable Annual Option grant date.

                           (iv)     Notwithstanding the foregoing, the Option
grants described in subsections (ii) and (iii) hereof shall be subject to and conditioned upon shareholder approval of the Plan amendments adopted by the Board in January 1996.

                           (v)      The terms of an Initial Option granted
hereunder shall be as follows:

                                    (A)      the term of the Initial Option
shall be ten (10) years.

                                    (B)      the Initial Option shall be
exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                                    (C)      the exercise price per Share shall
equal the Fair Market Value per Share determined as of the date of grant of the Initial Option.

                                    (D)      subject to Sections 8(d) and 10
hereof, the Initial Option shall become exercisable as to twenty-five percent (25%) of the Shares subject to the Initial Option on each anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

                           (vi)     The terms of the Annual Option granted
hereunder shall be as follows:

                                    (A)      the term of the Annual Option shall
be ten (10) years.

                                    (B)      the Annual Option shall be
exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                                    (C)      the exercise price per Share shall
equal the Fair Market Value per Share determined as of the date of grant of the Annual Option.

                                    (D)      subject to Sections 8(d) and 10
hereof, the Annual Option shall become exercisable as to fifty percent (50%) of the Shares subject to the Annual Option on each anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

                           (vii)    In the event that any Option granted under
the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

                  (b) Prior Options. Notwithstanding the foregoing, subject to Section 10 hereof, Prior Options shall become exercisable in three (3) equal installments of a whole number of Shares on the first, second and third anniversaries of the date of grant of such Prior Options, provided that the Optionee continues to serve as a Director on such dates.

         5. Eligibility. Options may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof.

                  The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

         6. Term of Plan. The Plan was adopted by the Board and approved by the shareholders of the Company in 1989. In 1992 the Plan was amended by the Board, which amendments were approved by the shareholders of the Company on March 5, 1992. Subject to shareholder approval of the Plan amendments adopted by the Board in January 1996, the term of the Plan shall terminate on April 9, 2003, unless sooner terminated under Section 11 of the Plan.

         7. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an Option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or (v) any combination of the foregoing methods of payment.

         8.       Exercise of Option.

                  (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times as are set forth in
Section 4 hereof.

                  An Option may not be exercised for a fraction of a Share.


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
                  An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

                  Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                  (b) Rule 16b-3. Options granted to Outside Directors must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify Plan transactions, and other transactions by Outside Directors that otherwise could be matched with Plan transactions, for the maximum exemption from Section 16 of the Exchange Act.

                  (c) Termination of Continuous Status as a Director. Subject to Section 10 hereof, in the event an Optionee's status as a Director terminates (other than upon the Optionee's Retirement as provided in Section 8(d) below or upon the Optionee's death or total and permanent disability (as defined in Section 22(e)(3) of the Code)), the Optionee may exercise his or her Option, but only within six (6) months (thirty (30) days in the case of a Prior Option) following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

                  (d) Retirement of Optionee. In the Optionee's status as a Director terminates as a result of Retirement, the Optionee's Options (excluding any Prior Options) shall become fully exercisable, including as to Shares for which the Options would not otherwise be exercisable. Such Options shall remain exercisable for a period of twelve (12) months following the date of such termination (but in no event later than the expiration of its ten (10) year term. To the extent that the Optionee does not exercise any such Option within the time specified herein, the Option shall terminate.

                  (e) Disability of Optionee. In the event Optionee's status as a Director terminates as a result of total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may exercise his or her Option, but only within twelve (12) months (ninety (90) days in the case of a Prior Option) following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

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
                  (f) Death of Optionee. In the event of an Optionee's death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve
(12) months (ninety (90) days in the case of a Prior Option) following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

         9. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

         10. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

                  (a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

                  (b) Changes in Control. In the event of a change in control (hereinafter defined) of the Company, an Optionee's Options will become exercisable in full if, within one year of such change in control, such Optionee ceases for any reason to be a Director. A change in control will be deemed to have occurred if (i) there is consummated (X) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares are converted into cash, securities or other property, other than a merger of the Company in which the holders of Shares immediately prior to the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger, or (Y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company; or
(ii) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or (iii) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "1934 Act")) becomes the beneficial owner (within the meaning of Rule 13d-3 under the 1934 Act) of, or commences a tender offer for, 30% or more of the outstanding Shares. Any exercise of an Option permitted in the event of a change of control must be made within thirty (30) days of the related Optionee's termination as a Director.

                  (c) Company Reorganizations. In the event that the Company is to be dissolved or liquidated, or the Company is a party to a merger or consolidation with another corporation in which the Company will not be the surviving entity or in which the outstanding Shares will be converted into cash, securities or other property, or in the event that the Company is a party to a reorganization, then upon exercise of the Options, the holder thereof shall be entitled only to receive for the exercise price per share thereof the amount of cash, securities or other property into or for which one Share was converted or exchanged multiplied by the number of Shares subject to such Option.

         11.      Amendment and Termination of the Plan.

                  (a)      Amendment and Termination. Except as set forth in
Section 4, the Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Rule 16b-3 under the Exchange Act (or any other applicable law or regulation), the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

                  (b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

         12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date determined in accordance with Section 4 hereof.

         13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                  As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

                  Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

         14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

         15. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve.


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
         16. Shareholder Approval. The Plan was originally adopted by the Board and approved by the Company's shareholders in 1989. In 1992 the Plan was amended by the Board, which amendments were approved by the shareholders of the Company on March 5, 1992. The Plan was most recently amended by the Board in January 1996, subject to shareholder approval of such amendments at the April 10, 1996 meeting of shareholders. Such shareholder approval has been obtained in the degree and manner required under applicable state and federal law.

                                   NOVELL, INC.                 [Initial Option]

                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                             STOCK OPTION AGREEMENT

         THIS AGREEMENT is entered into this ___ day of ______________, 19__ by and between Novell, Inc., a Delaware corporation (the "Company"), and the Optionee identified below.

1. Definitions: As used in this Agreement, the following terms shall have the following meanings:

         1.1      Optionee:
                  --------          -------------------------------------

         1.2      Option Shares:
                  -------------     -------------------------------------

         1.3      Agreement Date:
                  --------------    -------------------------------------

         1.4      Option Price:     $
                  ------------      -------------------------------------

2. Incorporation by Reference: This Agreement shall include the Specific Terms of the Stock Option Plan for Non-Employee Directors, as amended, attached hereto as Exhibit A, which is incorporated herein by reference.

3. Grant of Option. Pursuant to the provisions of Novell, Inc.'s Stock Option Plan for Non-Employee Directors, as amended, (the "Plan"), the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of the aggregate of the Option Shares at the Option Price per share, such option to be exercisable as hereinafter provided (such option herein sometimes referred to as the "Option").

4. Terms and Conditions. The Option is subject to the following terms and conditions:

         4.1 Expiration and Termination. If not terminated earlier as provided below, this Option shall expire on the tenth anniversary of the Agreement Date. This Option shall terminate automatically on the earliest of the following events:

                  (a) Six (6) months after the Optionee ceases to be a director of the Company as defined in the Plan for any reason other than retirement, death or disability;

                  (b) Twelve (12) months from the date of the Optionee's death or disability;

                  (c) Twelve (12) months after the Optionee ceases to be a director as a result of the Optionee's retirement, as defined in the Plan.

         4.2 Exercise of Option. Subject to the Optionee's continued service as a director, the Option shall be exercisable, prior to its expiration or earlier termination, to the extent of 0% of the Option Shares at any time prior to the first anniversary of the Agreement Date; twenty-five percent (25%) of the Option Shares at any time thereafter and prior to the second anniversary of the Agreement Date; fifty percent (50%) of the Option Shares at any time thereafter and prior to the third anniversary of the Agreement Date; seventy-five (75%) of the Option Shares at any time thereafter and prior to the fourth anniversary of the Agreement Date; and one hundred percent (100%) of the Option Shares at any time thereafter provided however that no such installment shall vest after the date of the Optionee's death or disability or the date the Optionee ceases to be a director for any reason. Notwithstanding the prior sentence, the Option will become exercisable in full in the event the Optionee's status as a director terminates as a result retirement as defined in the Plan or under certain circumstances following a Change in Control of the Company pursuant to Section 10 of the Plan.

         The Option may be exercised, to the extent exercisable by its terms, in whole or from time to time in part at any time prior to its expiration or termination. The Option shall be exercised by a written notice to the Corporate Secretary of the Company or such other person designated from time to time by the Corporate Secretary indicating the exercise of the Option and specifying the number of Option Shares desired at the Option Price and accompanied by the purchase price for such Option Shares which shall be payable in full in cash, check, surrendering (at fair market value) of unrestricted shares of the Common Stock of the Company which have been held by the Optionee for a period of six
(6) months or more, delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or by a combination of the foregoing.

         4.3 Nontransferability. Pursuant to Section 9 of the Plan, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. During the lifetime of the Optionee, the Option shall be exercisable only by him or her.

         4.4 Adjustments. Pursuant to Section 10 of the Plan and subject to the terms thereof, the number and class of shares subject to the Option and the Option Price are subject to proportionate adjustment in the event of a change in the number or class of Company shares outstanding by reason of a stock dividend, stock split, subdivision or combination of shares and such shares are subject to conversion upon certain corporate reorganizations.

         4.5 No Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock subject to the Option prior to the date of issuance to the Optionee of a certificate or certificates for such shares.

         4.6 Compliance with Law and Regulations. The Option and the obligation of the Company to sell and deliver shares under it, shall be subject to all applicable federal and state laws, rules, and regulations and applicable taxes. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (i) the listing or approval for listing of such shares on any stock exchange on which the Common Stock may then be listed and (ii) the completion of any registration or qualification of such shares under any federal or state law or regulation or other qualification which the Board shall, upon the advice of counsel, deem of any government body with the Company, in its sole discretion, necessary or advisable; (iii) the obtaining of any other required consent, approval or permit from a state or federal government agency; and (iv) the execution by the Optionee (or the Optionee's legal representative) of such written representation that counsel for the Company shall advise is necessary or advisable to the effect that the Option Shares are being purchased for investment with no present intention or reselling or otherwise disposing of such shares in any manner which may result in a violation of the Securities Act of 1933, as amended, and the placement upon certificates for such shares of an appropriate restrictive legend.

5. Optionee Bound by Plan. The Optionee acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

6. Notices. Any notice under the Agreement to the Company shall be addressed to Shareholder Services, 2180 Fortune Drive, San Jose, California 95131, Attention: Assistant Corporate Secretary, and any notice hereunder to the Optionee shall be addressed to him or her at his or her address set forth on the first page of the Agreement, subject to the right of either party to designate at any time hereafter in writing some other address. Notice shall be deemed to be given or made when properly addressed and posted by registered or certified mail, postage prepaid.

7. Counterparts. The Agreement may be executed in one or more counterparts, each of which shall constitute one and the same agreement.

                                        NOVELL, INC.


                                        ____________________________________
                                        Betty DePaola
                                        Assistant Corporate Secretary

                                        By: ________________________________
                                        __________________________, Optionee

                                  NOVELL, INC.                   [Annual Option]

                  STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

                             STOCK OPTION AGREEMENT

         THIS AGREEMENT is entered into this ___ day of ______________, 19__ by and between Novell, Inc., a Delaware corporation (the "Company"), and the Optionee identified below.

1. Definitions: As used in this Agreement, the following terms shall have the following meanings:

         1.1         Optionee:
                     --------             -------------------------------------

         1.2         Option Shares:
                     -------------        -------------------------------------

         1.3         Agreement Date:
                     --------------       -------------------------------------

         1.4         Option Price:        $
                     ------------         -------------------------------------

2. Incorporation by Reference: This Agreement shall include the Specific Terms of the Stock Option Plan for Non-Employee Directors, as amended, attached hereto as Exhibit A, which is incorporated herein by reference.

3. Grant of Option. Pursuant to the provisions of Novell, Inc.'s Stock Option Plan for Non-Employee Directors, as amended, (the "Plan"), the Company hereby grants to the Optionee, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Company all or any part of the aggregate of the Option Shares at the Option Price per share, such option to be exercisable as hereinafter provided (such option herein sometimes referred to as the "Option").

4. Terms and Conditions. The Option is subject to the following terms and conditions:

         4.1 Expiration and Termination. If not terminated earlier as provided below, this Option shall expire on the tenth anniversary of the Agreement Date. This Option shall terminate automatically on the earliest of the following events:

                  (a) Six (6) months after the Optionee ceases to be a director of the Company as defined in the Plan for any reason other than retirement, death or disability;

                  (b) Twelve (12) months from the date of the Optionee's death or disability;

                  (c) Twelve (12) months after the Optionee ceases to be a director as a result of the Optionee's retirement, as defined in the Plan.

         4.2 Exercise of Option. Subject to the Optionee's continued service as a director, the Option shall be exercisable, prior to its expiration or earlier termination, to the extent of 0% of the Option Shares at any time prior to the first anniversary of the Agreement Date; fifty percent (50%) of the Option Shares at any time thereafter and prior to the second anniversary of the Agreement Date; and one hundred percent (100%) of the Option Shares at any time thereafter provided however that no such installment shall vest after the date of the Optionee's death or disability or the date the Optionee ceases to be a director for any reason. Notwithstanding the prior sentence, the Option will become exercisable in full in the event the Optionee's status as a director terminates as a result retirement as defined in the Plan or under certain circumstances following a Change in Control of the Company pursuant to Section 10 of the Plan.

         The Option may be exercised, to the extent exercisable by its terms, in whole or from time to time in part at any time prior to its expiration or termination. The Option shall be exercised by a written notice to the Corporate Secretary of the Company or such other person designated from time to time by the Corporate Secretary indicating the exercise of the Option and specifying the number of Option Shares desired at the Option Price and accompanied by the purchase price for such Option Shares which shall be payable in full in cash, check, surrendering (at fair market value) of unrestricted shares of the Common Stock of the Company which have been held by the Optionee for a period of six
(6) months or more, delivery of a properly executed exercise notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or by a combination of the foregoing.

         4.3 Nontransferability. Pursuant to Section 9 of the Plan, the Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. During the lifetime of the Optionee, the Option shall be exercisable only by him or her.

         4.4 Adjustments. Pursuant to Section 10 of the Plan and subject to the terms thereof, the number and class of shares subject to the Option and the Option Price are subject to proportionate adjustment in the event of a change in the number or class of Company shares outstanding by reason of a stock dividend, stock split, subdivision or combination of shares and such shares are subject to conversion upon certain corporate reorganizations.

         4.5 No Rights as Shareholder. The Optionee shall have no rights as a shareholder with respect to any shares of Common Stock subject to the Option prior to the date of issuance to the Optionee of a certificate or certificates for such shares.

         4.6 Compliance with Law and Regulations. The Option and the obligation of the Company to sell and deliver shares under it, shall be subject to all applicable federal and state laws, rules, and regulations and applicable taxes. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to (i) the listing or approval for listing of such shares on any stock exchange on which the Common Stock may then be listed and (ii) the


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
completion of any registration or qualification of such shares under any federal or state law or regulation or other qualification which the Board shall, upon the advice of counsel, deem of any government body with the Company, in its sole discretion, necessary or advisable; (iii) the obtaining of any other required consent, approval or permit from a state or federal government agency; and (iv) the execution by the Optionee (or the Optionee's legal representative) of such written representation that counsel for the Company shall advise is necessary or advisable to the effect that the Option Shares are being purchased for investment with no present intention or reselling or otherwise disposing of such shares in any manner which may result in a violation of the Securities Act of 1933, as amended, and the placement upon certificates for such shares of an appropriate restrictive legend.

5. Optionee Bound by Plan. The Optionee acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.

6. Notices. Any notice under the Agreement to the Company shall be addressed to Shareholder Services, 2180 Fortune Drive, San Jose, California 95131, Attention: Assistant Corporate Secretary, and any notice hereunder to the Optionee shall be addressed to him or her at his or her address set forth on the first page of the Agreement, subject to the right of either party to designate at any time hereafter in writing some other address. Notice shall be deemed to be given or made when properly addressed and posted by registered or certified mail, postage prepaid.

7. Counterparts. The Agreement may be executed in one or more counterparts, each of which shall constitute one and the same agreement.

                                           NOVELL, INC.



                                           ____________________________________
                                           Betty DePaola
                                           Assistant Corporate Secretary

                                           By: ________________________________
                                           __________________________, Optionee



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